Exhibit 99.1

SBC Medical Announces Capital Strategy: Effectiveness of Form S-3 Registration Statement and Approval of Up to $20 Million Share Repurchase Program

IRVINE, Calif. – December 31, 2025 – SBC Medical Group Holdings Incorporated (NASDAQ: SBC) (the “Company”), a global provider of comprehensive consulting and management services to the medical corporations and their clinics, today announced an updated capital strategy for future growth, which includes the filing of a Form S-3 registration statement with the U.S. Securities and Exchange Commission (SEC) and a share repurchase program. The Company remains committed to maximizing corporate value and improving liquidity of its common stock while carefully considering market impact.

Effectiveness of Form S-3 (Shelf Registration)

The Company’s Form S-3 Registration Statement, which was declared effective by the SEC on December 30, 2025, enables the Company to offer and sell, from time to time in one or more offerings, up to $50 million of common stock or preferred stock on a primary basis. The Company is not selling any securities from the shelf registration statement at this time, and if the Company decides to raise capital in a future offering using the shelf registration statement, the Company will describe the specific details of that future offering in a prospectus supplement that is filed with the SEC. The Company believes that a shelf registration on Form S-3 will provide greater flexibility to raise capital in the future, to facilitate growth, including domestic and international M&A, and supports its efforts to increase its public float.

Additionally, the Form S-3 covers securities related to the Company’s business combination transaction that closed on September 17, 2024, including securities being sold by selling securityholders, which were previously registered on the Company’s registration statement on Form S-1.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the securities that are registered on the Form S-3, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state. Any offer of securities will occur solely by means of the prospectus included in the registration statement and one or more prospectus supplements that would be issued at the time of the offering, as applicable.

Approval of Share Repurchase Program

The Company’s Board of Directors has authorized a $20.0 million share repurchase program, pursuant to which the Company may repurchase shares of its common stock from time to time through open market transactions (including through the use of trading plans intended to qualify pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), through privately negotiated transactions, or by other means, in accordance with applicable securities laws and restrictions. Open market purchases are expected to be structured to occur within the requirements of Rule 10b-18 under the Exchange Act. The repurchase program terminates on December 31, 2026, and may be modified, suspended or discontinued at any time in the Company’s discretion. The timing and total amount of share repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, restrictions under the terms of any debt agreements and other considerations. The program does not obligate the Company to acquire any amount of common stock. The program is intended to enable the Company to conduct flexible repurchases of its common stock in the future and the Company anticipates utilizing surplus cash and future free cash flow to fund repurchases.

About SBC Medical Group Holdings Incorporated

SBC Medical Group Holdings Incorporated is a comprehensive medical group operating a wide range of franchise businesses across diverse medical fields, including advanced aesthetic medicine, dermatology, orthopedics, fertility treatment, dentistry, AGA (hair restoration), and ophthalmology. The Company manages a diverse portfolio of clinic brands and is actively expanding its global presence, particularly in the United States and Asia, through both direct operations as well as medical tourism initiatives. In September 2024, the Company was listed on Nasdaq, and in June 2025, it was selected for inclusion in the Russell 3000® Index, a broad benchmark of the U.S. equity market. Guided by its Group Purpose “Contributing to the well-being of people around the world through medical innovation,” SBC Medical Group Holdings Incorporated continues to provide safe, trusted, and high-quality medical services while further strengthening its international reputation for quality and trust in medical care. For more information, visit https://sbc-holdings.com/

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s capital strategy, including its Form S-3 registration statement and share repurchase program, the Company’s product launch plans and strategies; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

SBC Medical Group Holdings Incorporated

Hikaru Fukui / Head of IR Department E-mail: ir@sbc-holdings.com

Akiko Wakiyama / Head of Public Relations E-mail: pr@sbc.or.jp

ICR LLC (US Time)

Bill Zima / Managing Partner E-mail: bill.zima@icrinc.com